Exhibit 99.1
news release

February 19, 2015

Thompson Creek Reports Significantly Improved 2014 Financial Results
Revenue of $807 Million, up 86%, Operating Cash Flow of $185 Million, up 313% and
Cash Balance of $266 Million, up 14%

Denver, CO – Thompson Creek Metals Company Inc. (NYSE: TC) (TSX: TCM) (the “Company” or “Thompson Creek”), a North American mining company, announced today financial results for the three months and year ended December 31, 2014, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

"We achieved very good operational and financial performance in 2014 and ended the year with a strong cash position,” said Jacques Perron, President and CEO of Thompson Creek. “We are pleased to have met our 2014 copper and total molybdenum production guidance, and are particularly pleased with our 2014 copper cash costs of $1.15 per pound on a by-product basis, which we expect to be lower in 2015,” added Mr. Perron.

Highlights for 2014

•
Total cash and cash equivalents at December 31, 2014 were $265.6 million compared to $233.9 million at December 31, 2013. Total debt, including capital lease obligations, at December 31, 2014 was $944.7 million, compared to $1.0 billion at December 31, 2013.

•	Cash generated by operating activities was $184.8 million in 2014 compared to $44.8 million in 2013.

•
Mount Milligan Mine achieved commercial production, defined as operation of the mill at 60% design capacity mill throughput for 30 days, and has been cash flow positive since the second quarter of 2014. In 2014, we made 12 shipments of concentrate from Mount Milligan Mine and recognized 12 sales.

•
Consolidated revenues for 2014 were $806.7 million compared to $434.4 million in 2013. Copper and gold sales contributed $350.7 million in revenue in 2014 compared to $14.3 million in 2013. Molybdenum sales for 2014 were $441.2 million compared to $400.8 million in 2013.

•
Sales volumes and average realized sales prices for copper and gold for 2014 were 64.7 million pounds of copper at an average realized price of $3.02 per pound and 172,741 ounces of gold at an average realized price of $1,002 per ounce, as compared to 2.8 million pounds of copper at an average realized price of $3.29 per pound and 5,541 ounces of gold at an average realized price of $1,006 per ounce for 2013. Molybdenum sales volumes in 2014 were 36.6 million pounds at an average realized price of $12.06 per pound compared to 36.5 million pounds at an average realized price of $10.97 per pound for 2013.

•
Consolidated operating income for 2014 was $36.1 million compared to an operating loss of $175.3 million for 2013. Consolidated operating income (loss) for 2014 and 2013 was impacted by non-cash asset impairments of $104.8 million and $194.9 million, respectively, and non-cash lower-of-cost-or-market product inventory write downs of $25.5 million and $57.8 million, respectively.

•
Net loss for 2014 was $124.2 million, or $0.64 per share compared to a net loss of $215.0 million, or $1.26 per share for 2013. The net loss for 2014 and 2013 included non-cash foreign exchange losses of $99.8 million and $70.8 million, respectively, primarily on intercompany notes.

•
Non-GAAP adjusted net income for 2014 was $54.6 million, or $0.25 per diluted share compared to a non-GAAP adjusted net loss for 2013 of $5.0 million, or $0.03 per share. Non-GAAP adjusted net income (loss) excludes the non-cash impact of asset impairment losses and foreign exchange losses, net of the related tax impacts. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP adjusted net income (loss).

•
Payable production at Mount Milligan Mine for 2014 was 64.6 million pounds of copper and 177,606 ounces of gold, compared to 2013 payable production of 10.4 million pounds of copper and 19,879 ounces of gold.

•
Non-GAAP unit cash cost per pound of copper produced for 2014 was, on a by-product basis, $1.15 per pound, and, on a co-product basis, $1.97 per pound of copper and $525 per ounce of gold. Non-GAAP unit cash costs in 2013 were, on a by-product basis, $7.76 per pound, and on a co-product basis, $5.40 per pound of copper and $1,468 per ounce of gold. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP cash costs.

•	Molybdenum production for 2014 was 26.3 million pounds compared to 29.9 million pounds in 2013.

•
Non-GAAP average molybdenum cash cost per pound produced for 2014 was $6.91 per pound compared to $6.49 per pound in 2013. See “Non-GAAP Financial Measures” for the definition and reconciliation of non-GAAP cash costs.

•
Open market bond repurchases from December 2014 through the first week of January 2015 resulted in the principal retirement of $32.9 million of the outstanding principal amount of our unsecured bonds, reducing future interest payments by approximately $13.3 million. Total cash used through December 31, 2014 for this program was $23.4 million, with total cash used for the program through the first week of January 2015 of $30.4 million. These bond repurchases in December 2014 and January 2015, combined with the execution of the tMEDS exchange offer in the second quarter of 2014, have reduced our outstanding principal debt by $43.8 million and extinguished future interest payments by $14.1 million.

•
Capital expenditures in 2014 were $82.1 million, comprised of $77.0 million for Mount Milligan Mine (including payment of approximately $21.0 million related to 2013 accruals related to construction and development) and $5.1 million of other capital costs for Endako Mine, TC Mine, the Langeloth Facility and corporate combined, compared to $428.9 million in 2013.

“The fourth quarter brought challenges to the mining industry, including our business, with falling copper and molybdenum prices. Although TC Mine and Endako Mine are not currently in operation, we expect to generate sufficient revenue from the conversion of third party material at our Langeloth Facility and sales of inventory from our molybdenum mines to have positive cash flow from our molybdenum business in 2015,” said Mr. Perron.

“Our focus for Mount Milligan Mine in 2015 is to achieve mill throughput of 60,000 tonnes per day by year-end, which we think is doable with the temporary crushing circuit currently in place. By completing the detailed engineering for the permanent secondary crusher in 2015, we will be well-positioned to commence construction once market conditions improve and we feel it is appropriate to make the capital investment,” added Mr. Perron. “We believe that our payable copper and gold production will significantly increase in 2015 and that we will achieve cash costs of $0.60 to $0.85 per pound of copper on a by-product basis, making Mount Milligan one of the lowest cost copper producers in the world on a by-product basis.”

Selected Consolidated Financial and Operational Information
(US$ in millions, except per share, per pound and per ounce amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013	2012
	(unaudited)
Financial Information
Revenues
Copper sales	$38.1	$8.7	$178.4	$8.7	$—
Gold sales	38.8	5.6	172.3	5.6	—
Molybdenum sales	87.7	97.7	441.2	400.8	386.8
Tolling, calcining and other	3.4	5.1	14.8	19.3	14.6
Total revenues	168.0	117.1	806.7	434.4	401.4
Costs and expenses
Cost of sales
Operating expenses	128.6	115.6	523.8	328.2	374.5
Depreciation, depletion and amortization	21.6	13.4	99.9	51.9	64.0
Total cost of sales	150.2	129.0	623.7	380.1	438.5
Total costs and expenses	266.1	331.2	770.6	609.7	1,009.1
Operating income (loss)	(98.1)	(214.1)	36.1	(175.3)	(607.7)
Other (income) expense	53.9	62.8	182.0	103.1	49.7
Income (loss) before income and mining taxes	(152.0)	(276.9)	(145.9)	(278.4)	(657.4)
Income and mining tax (benefit) expense	(16.4)	(66.4)	(21.7)	(63.4)	(111.1)
Net income (loss)	$(135.6)	$(210.5)	$(124.2)	$(215.0)	$(546.3)
Net income (loss) per share
Basic	$(0.63)	$(1.24)	$(0.64)	$(1.26)	$(3.24)
Diluted	$(0.63)	$(1.24)	$(0.64)	$(1.26)	$(3.24)
Cash generated by (used in) operating activities	$34.9	$(35.2)	$184.8	$44.8	$(28.2)
Adjusted Non-GAAP Measures: (1)
Adjusted net income (loss) (1)	$(10.0)	$(29.3)	$54.6	$(5.0)	$(44.8)
Adjusted net income (loss) per share—basic (1)	$(0.05)	$(0.17)	$0.28	$(0.03)	$(0.27)
Adjusted net income (loss) per share—diluted (1)	$(0.05)	$(0.17)	$0.25	$(0.03)	$(0.27)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013	2012
	(unaudited)
Operational Statistics
Copper
Payable production (000's lb) (2)	18,024	9,350	64,569	10,362	—
Cash cost ($/payable lb produced) - By-Product (1)	$1.16	$7.33	$1.15	$7.76	—
Cash cost ($/payable lb produced) - Co-Product (1)	$1.88	$5.19	$1.97	$5.40	—
Payable production sold (000's lb)	15,478	2,801	64,692	2,801	—
Average realized sales price ($/lb) (1)	$2.75	$3.29	$3.02	$3.29	—
Gold
Payable production (oz)	40,967	17,952	177,606	19,879	—
Cash cost ($/payable oz produced) - Co-Product (1)	$506	$1,385	$525	$1,468	—
Payable production sold (oz)	38,910	5,541	172,741	5,541	—
Average realized sales price ($/oz) (1)	$1,003	$1,006	$1,002	$1,006	—
Molybdenum
Mined production (000's lb) (3)	4,328	7,194	26,256	29,945	22,429
Cash cost ($/lb produced) (1)	$10.34	$6.91	$6.91	$6.49	$10.09
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	5,756	9,202	28,518	31,467	18,147
Purchased and processed product	2,376	468	8,061	5,054	10,542
	8,132	9,670	36,579	36,521	28,689
Average realized sales price ($/lb) (1)	$10.79	$10.11	$12.06	$10.97	$13.48
_______________________________________________________________________________

(1)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)
Payable production for copper and gold reflects estimated metallurgical losses resulting from handling of the concentrate and payable metal deductions, subject to metal content, levied by smelters. The current payable percentage applied is approximately 95.0% for copper and 96.5% for gold, which may be revised on a prospective basis after sufficient history of payable amounts is determined.

(3)	Mined production pounds reflected are molybdenum oxide and HPM from our share of production from the mines (excludes molybdenum processed from purchased product).

Current Guidance
The following table presents the Company's guidance for the full year 2015.

Year Ended December 31, 2015 (Estimated)
Mount Milligan Mine Copper and Gold (1)
Concentrate production (000's dry tonnes)	170 - 190
Copper payable production (000's lb)	90,000 - 100,000
Gold payable production (000's oz) (1)	220 - 240
Unit cash cost - By-product ($/payable lb copper produced): (2) (3)	$0.60 - $0.85
Molybdenum Business - Cash Inflow (Outflow) ($ in millions): (3)(4)
Ongoing molybdenum operations - Langeloth	$10 - $15
Suspended molybdenum operations:
TC Mine
Care and Maintenance	($6 - $8)
Phase 8 Stripping	($8 - $10)
Sale of Inventory ($8/lb - $9/lb oxide price)	$25 - $28
Endako Mine (75% share) (5)
Temporary suspension	($5 - $8)
Sale of inventory ($8/lb - $9/lb oxide price)	$9 - $10
Total Cash Flow from Molybdenum Operations	$25 - $27
Capital expenditures ($ in millions): (3)
Mount Milligan operations (4)	$22 ± 10%
Mount Milligan tailings dam (4)	$24 ± 10%
Mount Milligan secondary crusher engineering (4)	$15 ± 10%
Langeloth and other	$7 ± 10%
Total capital expenditures	$68 ± 10%
_______________________________________________________________________________

(1)	The Mount Milligan Mine guidance assumes that the mill will achieve throughput of approximately 60,000 tpd, by year-end 2015.

(2)
Copper by-product unit cash cost is calculated using copper payable production and deducts a gold by-product credit, which is determined based on expected revenue from payable gold production assuming a gold price of approximately $800 per ounce, which takes into account the contractual price of $435 per ounce under the Gold Stream Arrangement.

(3)	Estimates for cash costs, molybdenum cash flow (drain) and cash capital expenditures assume a foreign exchange rate of US$1.00 = C$1.15.

(4)	Excludes cash capital expenditures related to 2014 accruals paid in 2015.

(5)	If the Endako Mine is placed on care and maintenance, the Company's share of expected severance costs of approximately $10 to $12 million would be incurred.

Non-GAAP Financial Measures
In addition to the condensed consolidated financial statements presented in accordance with US GAAP, management uses certain non-GAAP financial measures to assess the Company's operating performance for the reasons described further below. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.
Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share—Basic and Diluted
Management of the Company uses adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted to evaluate the Company’s operating performance and for planning and forecasting future business operations. The Company believes the use of these measures allows investors and analysts to compare results of the continuing operations of the Company to similar operating results of other mining companies, by excluding unusual or infrequent items that are considered non-core to our business.
Adjusted net income (loss) represents the income (loss) prepared in accordance with US GAAP, adjusted for significant non-cash items.
For 2014, the significant non-cash items were the asset impairments, the net realized and unrealized gain and losses related to the impact of foreign exchange due primarily to intercompany notes, and related tax effects. For 2013 and 2012, the significant non-cash items were the asset impairments, goodwill impairment, and the non-cash gain and losses related to the impact of foreign exchange due primarily to intercompany notes, and related tax effects.
Management reviews and evaluates the Company's long-lived assets for impairment using a two-step approach when events and changes in circumstances indicate that the related carrying amounts of its assets may not be recoverable. The Company has experienced non-cash impairment write downs of its long-lived assets of different types during 2014, 2013 and 2012, and, therefore, these charges should not be considered non-recurring. However, management does not consider these impairment charges in its evaluation of our financial performance and excludes non-cash asset write-downs and related tax impacts from adjusted net income (loss) and adjusted net income (loss) per share — basic and diluted. Management believes that presentation of non-GAAP measures excluding these non-cash impairment losses provides useful information to investors regarding the Company's financial condition and results of operations.
During 2012, the Company recorded a non-cash goodwill impairment charge. In addition, the Company recognized a non-cash loss related to its common stock purchase warrants. Management does not consider the impairment charge or the non-cash loss on warrants in its evaluation of our financial performance and excludes the expense from adjusted net income (loss) and adjusted net income (loss) per share — basic and diluted. Management believes that presentation of non-GAAP measures excluding this charge provides useful information to investors regarding the Company's financial condition and results of operations.
In connection with the Company's strategy to manage cash balances, fund its operations and provide future tax benefits, the Company may enter into intercompany loan arrangements. At times, the loans are denominated in currencies other than the measurement currency of one of the parties. US GAAP requires that notes that are intended to be repaid should not be considered a capital contribution, and, therefore, the foreign exchange fluctuations related to these loans impact net income (loss) each period. At each period end, the Company compares the exchange rate between the Canadian and US dollars to the exchange rate at the end of the prior reporting period. The difference between those rates is recorded as an unrealized gain or loss on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) at each period end. Settlement of these intercompany loans results in realized foreign exchange gains or losses recorded on the Consolidated Statements of Operations and Comprehensive Income (Loss). As the loans between the Company and its subsidiaries are the primary driver of our foreign exchange gains and losses, as discussed above, management does not consider gains or losses on foreign exchange in its evaluation of our financial performance. Management believes that presentation of non-GAAP measures excluding these gains or losses provides useful information to our investors regarding the Company's financial condition and results of operations.
Adjusted net income (loss) per share (basic and diluted) is calculated using adjusted net income (loss), as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period as determined in accordance with US GAAP. If the adjustments to net (loss) on a US GAAP basis result in non-GAAP adjusted net income, we calculate weighted-average diluted shares outstanding in accordance with US GAAP and use that to calculate adjusted net income per share-diluted. If the adjustments to net income on a US GAAP basis result in non-GAAP adjusted net (loss), we utilize weighted-average basic shares outstanding to calculate adjusted net income per share-diluted, in accordance with US GAAP.

The following tables reconcile net income (loss) presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted, for the years ended December 31, 2014, 2013 and 2012. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.

	Years Ended December 31,
	2014	2013	2012
Net income (loss)	$(124.2)	$(215.0)	$(546.3)
Add (Deduct):
Asset impairments	104.8	194.9	530.5
Tax benefit of asset impairments (1)	(7.0)	(47.7)	(183.3)
Tax valuation allowance (1)	—	1.5	119.2
(Gain) loss on foreign exchange (2)	98.7	71.3	(12.2)
Tax expense (benefit) on foreign exchange (gain) loss	(17.7)	(10.0)	2.1
Unrealized (gain) loss on common stock purchase warrants	—	—	(1.8)
Goodwill impairment	—	—	47.0
Non-GAAP adjusted net income (loss)	$54.6	$(5.0)	$(44.8)

Net income (loss) per share
Basic	$(0.64)	$(1.26)	$(3.24)
Diluted	$(0.64)	$(1.26)	$(3.24)
Adjusted net income (loss) per share
Basic	$0.28	$(0.03)	$(0.27)
Diluted	$0.25	$(0.03)	$(0.27)
Weighted-average shares
Basic	193.7	171.1	168.4
Diluted	220.3	216.8	216.2
_______________________________________________________________________________
(1) The asset impairments for Endako Mine in 2014 and 2013 and the asset impairment for TC Mine in 2014 did not have a net tax impact due to offsetting valuation allowance movement; therefore, the non-GAAP adjusted net income (loss) presentation excluded this tax effect.
(2) Included foreign exchange gains of $1.1 million and foreign exchange loss of $0.5 million presented in income and mining tax expense (benefit) in the Consolidated Statements of Operations for the years ended December 31, 2014 and 2013, respectively.
Copper-Gold Operations - Unit Cash Cost and Average Realized Price per Payable Pound or Payable Ounce Sold
Unit cash cost on a by-product and co-product basis are considered key measures in evaluating operating performance in the Company's Copper-Gold operations, as well as measures of profitability and efficiency on a consolidated basis. Although, unit cash cost on a by-product and co-product basis are not measures of financial performance, do not have standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies, management believes these non-GAAP measures provide useful supplemental information to investors.
Unit cash cost on a by-product and co-product basis represent the mining, milling, on-site general and administration, truck and rail transportation, warehousing, refining and treatment, and ocean freight and insurance costs; and exclude the effects of changes in inventory; non-cash corporate allocations; other non-cash employee benefits, such as stock-based compensation; depreciation, depletion, amortization and accretion.
On a by-product basis, sales of by-product metals are deducted when computing cash costs in accordance with the cash cost standard endorsed by the World Gold Council and, previously, the Gold Institute.

On a co-product basis, cash costs are allocated between copper and gold based on production. Copper production is stated in thousands of pounds. Gold production has been converted to thousands of copper equivalent (Cu eq.) pounds using the gold production for the periods presented, as well as the most recent quarterly average prices for copper and gold. The price used for copper is the most recent quarterly average of the Metals Bulletin Daily published price for LME settlement per tonne. The price used for gold is a weighted average of the most recent quarterly average of the Metals Bulletin Daily published prices for daily average London price per ounce adjusted for the fixed price established under the Gold Stream Arrangement ($435 per oz).
The following tables provide a reconciliation of cash costs, unit cash costs, and operating expenses for Copper-Gold operations included in our Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss).
Non-GAAP cash cost

	Three Months Ended December 31,		Years Ended December 31,
(US$ in millions)	2014	2013	2014	2013
Direct mining costs (1)	$45.2	$71.5	$183.4	$83.3
Truck and rail transportation and warehousing costs	3.3	0.6	13.3	0.6
Costs reflected in inventory and operations costs	$48.5	$72.1	$196.7	$83.9
Refining and treatment costs	4.6	0.5	17.5	0.5
Ocean freight and insurance costs	1.5	0.8	6.1	0.8
Direct costs reflected in revenue and selling and marketing costs	$6.1	$1.3	$23.6	$1.3
Non-GAAP cash costs	$54.6	$73.4	$220.3	$85.2
Reconciliation to amounts reported (US$ in millions)
Direct costs	$(6.1)	$(1.3)	$(23.6)	$(1.3)
Changes in inventory	(6.2)	(21.2)	7.8	(33.1)
Silver by-product credits (2)	(0.9)	(0.2)	(4.3)	(0.2)
Non cash costs and other	—	(7.1)	1.1	(7.0)
Copper-Gold segment US GAAP operating expenses	$41.4	$43.6	$201.3	$43.6
_______________________________________________________________________________
(1) Mining, milling and on-site general and administration costs. Mining includes all stripping costs, but excludes costs capitalized related to the construction of the tailings dam. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed as incurred under US GAAP.
(2) Silver sales are reflected as a credit to operating costs.

By-Product

	Three Months Ended December 31,		Years Ended December 31,
(US$ in millions, except pounds and per pound amounts)	2014	2013	2014	2013
Copper payable production (000's lbs)	18,024	9,350	64,569	10,362
Non-GAAP cash cost	$54.6	$73.4	$220.3	$85.2
Gold sales (1)	$39.0	$5.6	$173.1	$5.6
Less: gold sales related to deferred portion of Gold Stream Arrangement	(6.3)	(1.0)	(31.2)	(1.0)
Net gold by-product credits	$32.7	$4.6	$141.9	$4.6
Silver by-product credits (2)	0.9	0.2	4.3	0.2
Total by-product credits	$33.6	$4.8	$146.2	$4.8
Non-GAAP cash cost net of by-product credits	$21.0	$68.6	$74.1	$80.4
Non-GAAP unit cash cost	$1.16	$7.33	$1.15	$7.76
_______________________________________________________________________________

(1) Excluded refining and treatment charges.
(2) Silver sales are reflected as a credit to operating costs.

Co- Product

	Three Months Ended December 31,		Years Ended December 31,
(US$ in millions, except pounds, ounces and per unit amounts)	2014	2013	2014	2013
Copper payable production (000’s lbs)	18,024	9,350	64,569	10,362
Gold payable production in Cu eq. (000’s lbs) (1)	10,954	5,006	47,495	5,529
Payable production (000’s lbs)	28,978	14,356	112,064	15,891

Non-GAAP cash cost allocated to Copper	$34.0	$47.8	$126.9	$55.5
Non-GAAP unit cash cost	$1.88	$5.2	$1.97	$5.4

Non-GAAP cash cost allocated to Gold	$20.6	$25.6	$93.4	$29.7
Gold payable production (ounces)	40,967	17,952	177,606	19,879
Non-GAAP unit cash cost	$506	$1,385	$525	$1,468
______________________________________________________________________________

(1) Gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the periods presented, using a gold price of $829 and $901 per ounce for the years ended December 30, 2014 and 2013, respectively, (adjusted for the Royal Gold price of $435 per ounce) and a copper price of $3.10 and $3.32 per pound for the years ended December 30, 2014 and 2013, respectively.

Average Realized Sales Price
The average realized sales price per payable pound or payable ounce sold is calculated by dividing copper or gold sales revenue, gross, by the pounds or ounces sold, respectively, as shown in the tables below.

	Three Months Ended December 31,		Years Ended December 30,
(US$ in millions, except pounds, ounces and per unit amounts)	2014	2013	2014	2013
Average realized sales price for Copper
Payable pounds of copper sold (000's lb)	15,478	2,801	64,692	2,801
Copper sales, net	38.2	$8.7	178.4	$8.7
Refining and treatment costs	4.4	0.5	16.7	0.5
Copper sales, gross	$42.6	$9.2	$195.1	$9.2
Average realized sales price per payable pound sold (1)	$2.75	$3.29	$3.02	$3.29
Average realized sales price for Gold
Payable ounces of gold sold under Gold Stream Arrangement	20,217	2,845	89,546	2,845
TCM share of payable ounces of gold sold to MTM Customers	18,692	2,696	83,194	2,696
Payable ounces of gold sold	38,909	5,541	172,740	5,541

Gold sales related to cash portion of Gold Stream Arrangement	$8.8	$1.3	$39.0	$1.3
Gold sales related to deferred portion of Gold Stream Arrangement	6.3	1.0	31.2	1.0
Gold sales under Gold Stream Arrangement	15.1	2.3	70.2	2.3
TCM share of gold sales to MTM Customers	23.7	3.3	102.1	3.3
Gold sales, net	38.8	5.6	172.3	5.6
Refining and treatment charges	0.2	—	0.8	—
Gold sales, gross	$39.0	$5.6	$173.1	$5.6

Average realized sales price related to cash portion of Gold Stream Arrangement	$435	$435	$435	$435
Average realized sales price related to deferred portion of Gold Stream Arrangement	$312	$359	$348	$359
Average realized sales price per payable ounce sold under Gold Stream Arrangement	$747	$794	$783	$794
Average realized sales price per payable ounce sold for TCM share (1)	$1,279	$1,234	$1,237	$1,234
Average realized sales price per payable ounce sold (1)	$1,002	$1,006	$1,002	$1,006
__________________________________________________________________________
(1) The average realized sales price per payable pound of copper sold and per payable ounce of gold sold is impacted by any final volume and pricing adjustments and mark-to-market adjustments for shipments made in prior periods.
Molybdenum Operations - Cash Cost per Pound Produced, Weighted-Average Cash Cost per Pound Produced and Average Realized Sales Price per Pound Sold
Cash cost per pound produced, weighted-average cash cost per pound produced and average realized sales price per pound sold are considered key measures in evaluating the Company's operating performance in its Molybdenum operations, as well as profitability and efficiency on a consolidated basis. Although cash cost per pound produced, weighted-average cash cost per pound produced and average realized sales price per pound sold are not measures of financial performance, do not have standardized meanings prescribed by US GAAP, and may not be comparable to similar measures presented by other companies, management believes these non-GAAP measures provide useful supplemental information to investors.
Cash cost per pound produced represents the mining, milling, on-site general and administration, transportation to Langeloth Facility, and allocation of roasting and packaging from the Langeloth Facility for molybdenum oxide and HPM produced; and excludes the effects of purchase price adjustments; changes in inventory; non-cash corporate allocations; other non-cash employee benefits, such as stock-based compensation; and depreciation, depletion, amortization and accretion. Mining includes all stripping costs. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed as incurred under US GAAP.
The weighted-average cash cost per pound produced represents the cumulative total of the cash costs for TC Mine and Endako Mine divided by the cumulative total production from TC Mine and Endako Mine.

The following tables provide a reconciliation of cash costs and cash cost per pound produced, by mine, and operating expenses included in our Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss).

	Three Months Ended December 31,
	2014			2013
	Operating Expenses	Pounds Produced (1)	$/lb	Operating Expenses	Pounds Produced (1)	$/lb
	(in millions)	(000's lbs)		(in millions)	(000's lbs)
TC Mine
Cash cost - Non-GAAP	$16.5	2,532	$6.52	$22.6	4,826	$4.69
Add/(Deduct):
Stock-based compensation	0.1			0.2
Inventory and other adjustments	4.7			13.1
US GAAP operating expenses	$21.3			$35.9
Endako Mine
Cash cost - Non-GAAP	$28.3	1,796	$15.73	$27.1	2,368	$11.44
Add/(Deduct):
Stock-based compensation	0.1			0.1
Inventory and other adjustments	5.8			(2.8)
US GAAP operating expenses	$34.2			$24.4
Other operations US GAAP operating expenses (2)	$31.7			$11.7
Molybdenum segments US GAAP operating expenses	$87.2			$72.0
Weighted-average cash cost—Non-GAAP	$44.8	4,328	$10.34	$49.7	7,194	$6.91

	Years Ended December 31,
	2014			2013
	Operating Expenses	Pounds Produced (1)	$/lb	Operating Expenses	Pounds Produced (1)	$/lb
	(in millions)	(000's lbs)		(in millions)	(000's lbs)
TC Mine
Cash cost - Non-GAAP	$77.1	17,371	$4.44	$95.5	20,889	$4.57
Add/(Deduct):
Stock-based compensation	0.7			0.9
Inventory and other adjustments	22.2			29.7
US GAAP operating expenses	$100.0			$126.1
Endako Mine
Cash cost - Non-GAAP	$104.1	8,885	$11.72	$99.0	9,056	$10.93
Add/(Deduct):
Stock-based compensation	0.3			0.4
Inventory and other adjustments	10.8			(18.2)
US GAAP operating expenses	$115.2			$81.2
Other operations US GAAP operating expenses (2)	$107.3			$77.3
Molybdenum segments US GAAP operating expenses	$322.5			$284.6
Weighted-average cash cost—Non-GAAP	$181.4	26,256	$6.91	$194.3	29,945	$6.49

	Year Ended December 31, 2012
	Operating Expenses	Pounds Produced (1)	$/lb
	(in millions)	(000's lbs)
TC Mine
Cash costs - Non-GAAP	$130.9	16,238	$8.06
Add/(Deduct):
Stock-based compensation	0.7
Inventory and other adjustments	(1.9)
US GAAP operating expenses	$129.7
Endako Mine
Cash costs - Non-GAAP	$95.5	6,191	$15.42
Add/(Deduct):
Stock-based compensation	0.6
Inventory and other adjustments	10.8
US GAAP operating expenses	$106.9
Other operations US GAAP operating expenses (2)	$143.4
Molybdenum segments US GAAP operating expenses	$380.0
Weighted-average cash cost—Non-GAAP	$226.3	22,429	$10.09
(1) Pounds produced are shown in molybdenum oxide and include an estimated loss from the Company's share of the sulfide production from the mines to oxide. They exclude molybdenum processed from purchased product.
(2) Other operations represent activities related to the roasting and processing of third-party concentrate and other metals at the Langeloth Facility and exclude product volumes and costs related to the roasting and processing of TC Mine and Endako

Mine concentrate. The Langeloth Facility costs associated with roasting and processing of TC Mine and Endako Mine concentrate are included in their respective operating results above.

Additional information on the Company’s financial position is available in Thompson Creek’s Annual Report on Form 10-K for the period ended December 31, 2014, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its 2014 financial results on Friday, February 20, 2015 at 8:30 am Eastern Time.

To participate in the call, please dial 1 (647) 427-7450 or 1 (888) 231-8191. A live audio webcast of the conference call will be available at http://cnw.ca/8vbqu and www.thompsoncreekmetals.com.

An archived recording of the conference call will be available through March 6, 2015. To access the recording, dial 1 (416) 849-0833 or 1 (855) 859-2056 and enter replay code 81940445. The archived recording will also be available at Thompson Creek’s website.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a North American mining company. The Company’s principal operating property is its 100%-owned Mount Milligan mine, an open-pit copper and gold mine and concentrator in British Columbia. The Company’s molybdenum assets consist of its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and its Langeloth Metallurgical Facility in Pennsylvania. The Company’s development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia and the Maze Lake property, a gold exploration project located in the Kivalliq District of Nunavut, Canada. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements include, without limitation, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; access to existing or future financing arrangements and ability to refinance or reduce debt on favorable terms or at all; future inventory, production, sales, payments from customers, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate and recovery grades; estimates of mineral reserves and resources, including estimated mine life and annual production; statements as to the projected ramp-up of Mt. Milligan and other projects, including expected achievement of design capacities and the effects of secondary crushing; future operating plans and goals, including timing of installation of secondary crushing capacity; and future molybdenum, copper, gold and silver prices.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Barbara Komorowski Renmark Financial Communications Inc. Tel: (514) 939-3989 bkomorowski@renmarkfinancial.com

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED BALANCE SHEETS
(US dollars in millions, except share amounts)

	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$265.6	$233.9
Accounts receivable	42.0	47.8
Accounts receivable-related parties	4.1	6.3
Product inventory	96.6	122.1
Materials and supplies inventory	30.4	65.8
Prepaid expenses and other current assets	7.7	13.2
Income and mining taxes receivable	0.5	4.4
Restricted cash	1.6	2.5
Deferred income tax	0.1	2.8
	448.6	498.8
Property, plant, equipment and development, net	2,218.3	2,538.0
Restricted cash	5.7	5.7
Reclamation deposits	10.3	7.4
Other assets	35.4	24.2
Deferred income tax assets	128.0	134.6
	$2,846.3	$3,208.7
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$93.1	$104.9
Income, mining and other taxes payable	1.8	0.7
Current portion of Gold Stream deferred revenue	40.4	21.3
Current portion of long-term debt	3.9	15.4
Current portion of long-term lease obligations	22.8	21.8
Deferred income tax liabilities	14.1	17.2
Other current liabilities	0.3	2.1
	176.4	183.4
Gold Stream deferred revenue	721.1	759.4
Long-term debt	872.3	906.9
Long-term lease obligations	45.7	68.7
Other liabilities	5.2	6.5
Asset retirement obligations	35.3	43.8
Deferred income tax liabilities	102.8	133.8
	1,958.8	2,102.5
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 214,148,315 and 171,452,069 shares issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	1,186.1	1,028.9
Additional paid-in capital	86.6	230.7
Retained earnings (deficit)	(246.9)	(122.7)
Accumulated other comprehensive income (loss)	(138.3)	(30.7)
	887.5	1,106.2
	$2,846.3	$3,208.7

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(US dollars in millions, except per share amounts)

	Years Ended December 31,
	2014	2013	2012
REVENUES
Copper sales	$178.4	$8.7	$—
Gold sales	172.3	5.6	—
Molybdenum sales	441.2	400.8	386.8
Tolling, calcining and other	14.8	19.3	14.6
Total revenues	806.7	434.4	401.4
COSTS AND EXPENSES
Cost of sales
Operating expenses	523.8	328.2	374.5
Depreciation, depletion and amortization	99.9	51.9	64.0
Total cost of sales	623.7	380.1	438.5
Selling and marketing	14.1	9.3	8.0
Accretion expense	3.6	2.4	2.3
Asset impairments	104.8	194.9	530.5
General and administrative	23.5	21.6	27.6
Exploration	0.9	1.4	2.2
Total costs and expenses	770.6	609.7	1,009.1
OPERATING INCOME (LOSS)	36.1	(175.3)	(607.7)
OTHER (INCOME) EXPENSE
Goodwill impairment	—	—	47.0
Start-up costs	—	10.3	5.5
Change in fair value of common stock purchase warrants	—	—	(1.8)
(Gain) loss on foreign exchange	99.8	70.8	(12.2)
Interest and finance fees	92.3	24.1	12.8
(Gain) loss from debt extinguishment	(1.6)	—	—
Interest (income) expense	(0.4)	(1.0)	(1.1)
Other	(8.1)	(1.1)	(0.5)
Total other (income) expense	182.0	103.1	49.7
Income (loss) before income and mining taxes	(145.9)	(278.4)	(657.4)
INCOME AND MINING TAX EXPENSE (BENEFIT)
Current income and mining tax expense (benefit)	15.4	13.9	(5.4)
Deferred income and mining tax expense (benefit)	(37.1)	(77.3)	(105.7)
Total income and mining tax expense (benefit)	(21.7)	(63.4)	(111.1)
NET INCOME (LOSS)	$(124.2)	$(215.0)	$(546.3)
COMPREHENSIVE INCOME (LOSS)
Post retirement benefit, net of tax	(0.4)	(0.2)	—
Foreign currency translation	(107.2)	(88.4)	33.9
Total other comprehensive income (loss)	(107.6)	(88.6)	33.9
Total comprehensive income (loss)	$(231.8)	$(303.6)	$(512.4)

NET INCOME (LOSS) PER SHARE
Basic	$(0.64)	$(1.26)	$(3.24)
Diluted	$(0.64)	$(1.26)	$(3.24)
Weighted-average number of common shares
Basic	193.7	171.1	168.4
Diluted	193.7	171.1	168.4

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US dollars in millions)

	Years Ended December 31,
	2014	2013	2012
OPERATING ACTIVITIES
Net income (loss)	$(124.2)	$(215.0)	$(546.3)
Items not affecting cash:
Asset impairments	104.8	194.9	530.5
Goodwill impairment	—	—	47.0
Change in fair value of common stock purchase warrants	—	—	(1.8)
Depreciation, depletion and amortization	99.9	51.9	64.0
Deferred revenue related to Gold Stream Arrangement	(31.2)	(1.0)	—
Accretion expense	3.6	2.4	2.3
Amortization of finance fees	5.0	1.3	9.6
Stock-based compensation	5.8	5.4	6.3
Obsolete materials and supplies inventory write downs	2.8	2.4	0.2
Product inventory write downs	22.5	51.6	52.6
Deferred income tax benefit	(37.1)	(77.3)	(105.7)
Unrealized gain on financial instruments and mark-to-market adjustments	(5.0)	(0.2)	1.7
Unrealized foreign exchange (gain) loss	101.3	70.4	(13.3)
Debt extinguishment	(2.2)	—	—
Change in current assets and liabilities	10.9	(42.6)	(75.3)
Gold Stream Arrangement net payable - ounces to be delivered	27.9	0.6	—
Cash generated by (used in) operating activities	184.8	44.8	(28.2)
INVESTING ACTIVITIES
Capital expenditures	(82.1)	(428.9)	(771.5)
Capitalized interest payments	(9.1)	(74.7)	(40.7)
Disposition of assets	—	0.2	—
Restricted cash	0.2	33.2	5.6
Reclamation refund	7.1	28.1	—
Reclamation deposit	(10.0)	(7.0)	(5.3)
Cash used in investing activities	(93.9)	(449.1)	(811.9)
FINANCING ACTIVITIES
Proceeds from the Gold Stream Arrangement	—	111.9	305.0
Proceeds from equipment financings	—	37.8	49.3
Repayments of equipment financings	(21.7)	(23.2)	(9.7)
Repayment of long-term debt	(11.2)	(16.6)	(10.9)
Senior unsecured note repurchase	(23.2)	—	—
Proceeds (costs) from issuance of common shares, net	0.3	0.9	(0.3)
Proceeds from senior secured note issuance	—	—	346.8
Proceeds from senior unsecured note issuance	—	—	200.0
Debt issuance costs	—	—	(22.0)
Proceeds from tangible equity units	—	—	220.0
Issuance costs related to equity portion of tangible equity units	—	—	(6.4)
Cash (used in) generated by financing activities	(55.8)	110.8	1,071.8
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(3.4)	0.6	0.6
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31.7	(292.9)	232.3
Cash and cash equivalents, beginning of period	233.9	526.8	294.5
Cash and cash equivalents, end of period	$265.6	$233.9	$526.8